Exhibit 10.1

AMENDMENT NO. 1 TO

LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of April 19, 2023 (the “Effective Date”) to the Letter Agreement (as defined below) is entered into by and among (i) ESGEN Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and (ii) ESGEN LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned, including one or more client accounts of Salient Capital Partners, LLC, a Texas limited liability company (each, an “Insider” and, collectively, the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement (as defined below).

WHEREAS, reference is made to that certain Business Combination Agreement (as the same may be amended, supplemented or modified, the “BCA”), dated as of April 19, 2023, by and among the Company, ESGEN OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, the sellers set forth on the signature pages thereto, Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), solely with respect to Section 7.20 and Section 9.03 of the BCA, Sponsor, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative thereunder;

WHEREAS, the Company, Sponsor and the Insiders are parties to that certain Letter Agreement, dated as of October 22, 2021 (the “Letter Agreement”);

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein; and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendments.

(a) Effective as of the Effective Date, Section 3 is hereby amended as follows:

(i) In the second sentence thereof, the phrase “(including any proposals recommended by the Board in connection with such Business Combination)” is hereby deleted and replaced with the following: “(including any proposals for shareholders included in the proxy statement/prospectus in connection with such Business Combination)”.

(ii) the following sentence is hereby added as a new sentence at the end of Section 3:

“The Sponsor and each Insider acknowledge and agree that even if the Board changes, withdraws, qualifies or modifies, or publicly proposes to change, withdraw, qualify or modify, the recommendation of the Board in connection with the BCA (as defined below) and the transactions contemplated thereby, including without limitation the SPAC Proposals (as defined in the BCA), the Sponsor and each Insider will still vote all Founder Shares and any Public Shares held by it, her or him, as applicable, in favor of the BCA and transactions contemplated thereby (including without limitation all of the SPAC Proposals and any other any proposals included in the proxy statement/prospectus in connection with the transactions contemplated by the BCA).”

(b) Effective as of the Effective Date, Section 5(a) of the Letter Agreement is hereby amended and restated in its entirety as follows:

“The Sponsor and the Insiders agree that they shall not Transfer any Founder Shares (including any shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company issuable in exchange for the Founder Shares pursuant to the BCA) (the “Founder Shares Lock-up”) until the earliest of (A) six (6) months after the completion of an initial Business Combination and (B) following the completion of an initial Business Combination, (x) if the last sale price of the Class A Common Stock quoted on Nasdaq is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any twenty (20) days on which shares of the Class A Common Stock is actually traded on Nasdaq or another principal securities exchange or securities market on which such shares of Class A Common Stock are then traded (each such day, a “Trading Day”) within any period of thirty (30) consecutive Trading Days commencing at least ninety (90) days after the date of closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares (including any shares of Class A Common Stock issuable in exchange for such Ordinary Shares pursuant to the BCA) for cash, securities or other property (the period described in clauses (A) and (B), the “Founder Shares Lock-up Period”).”

(c) Effective as of the Effective Date, a new Section 19 is hereby added to the Letter Agreement as follows:

“19. Waiver of Class B Ordinary Share Anti-Dilution Provisions. Section 14 and Section 15 of the Amended and Restated Articles of Association included in the Charter (the “Articles”) provides that each Class B Ordinary Share of the Company, par value $0.0001 per share (“Class B Shares”), will be converted into one or more Ordinary Share, in the circumstances set forth therein. Subject to the satisfaction or waiver of each of the conditions to consummation of the transactions contemplated by the BCA (as defined below) (“Closing”) set forth in Sections 8.01 and 8.02 of that certain Business Combination Agreement (as the same may be amended, supplemented or modified, the “BCA”), dated as of April 19, 2023, by and among the Company, ESGEN OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, the sellers set forth on the signature pages thereto, Sunergy Renewables, LLC, a Nevada limited liability company (“Sunergy”), solely with respect to Section 7.20 and Section 9.03 of the BCA, Sponsor, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative thereunder, effective immediately prior to the earlier of the Closing and the conversion of any Class B Share held by Sponsor or any Insider, Sponsor and each Insider hereby waive any and all rights such Person has or will have under Section 15 of the Articles in excess of the Initial Conversion Ratio (as defined in the Articles) set forth in Section 14 of the Articles. Without limitation of the foregoing, Sponsor and each Insider hereby acknowledge and agrees that pursuant to Section 14 of the Articles, each Class B Share held by Sponsor and each Insider shall automatically convert into one Ordinary Share pursuant to the BCA.”

(d) Effective as of the Effective Date, a new Section 20 is hereby added to the Letter Agreement as follows:

“20. Third Party Beneficiary. The parties acknowledge that Sunergy is entering into the BCA upon reliance of the provisions of this Letter Agreement, together with Amendment No. 1 to Letter Agreement, dated as of April 19, 2023 (“Amendment No. 1”), and agree that Sunergy is an express third party beneficiary of the provisions of Sections 3 and 5 of this Letter Agreement (as amended by Amendment No. 1) (and the provisions of Sections 12 through 18 of this Letter Agreement) and Amendment No. 1, entitled to enforce such provisions of this Letter Agreement and Amendment No. 1 as if it were a direct party hereto and thereto and shall have the rights of a “party” hereunder and thereunder.”

2. Consent of Sponsor. In accordance with the first sentence of Section 3 of the Letter Agreement, Sponsor hereby consents to the Company’s entrance into the BCA.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Letter Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Letter Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Letter Agreement in the Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Letter Agreement, as amended by this Amendment, and the BCA and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Letter Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. This Amendment shall be construed, interpreted, governed and enforced in a manner consistent with the provisions of the BCA. In the event of any conflict between the terms of the Letter, as amended by this Amendment, and the BCA, the terms of the BCA shall govern. The Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended or modified, except by a written instrument executed by all parties hereto and Sunergy, and no provision hereby may be waived, except in writing signed by the party against whom enforcement of such provision is sought and, with respect to any waiver by the Company, Sunergy. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties, and any purported assignment in violation of this provision shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Amendment shall be binding on the Sponsor, each of the Insiders and each of their respective successors, heirs, personal representatives and assigns and permitted transferees. Other than Sunergy, who is an express third party beneficiary hereunder (and shall have the rights of a “party” under this Amendment, including without limitation the provisions of the Letter Agreement and the BCA incorporated herein), nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The provisions set forth in Sections 10.04 (Severability), 10.07 (Governing Law), 10.08 (Waiver of Jury Trial), 10.9 (Headings), 10.10 (Counterparts), 10.11 (Specific Performance) and 10.12 (No Recourse) and 10.14 (Conflicts and Privilege) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

ESGEN ACQUISITION CORPORATION

By:	/s/ Andrea Bernatova
Name: Andrea Bernatova
Title: Chief Executive Officer

ESGEN LLC

By:	/s/ James P. Benson
Name: James P. Benson
Title: Authorized Signatory

{Signature Page to Amendment No. 1 to Letter Agreement}

/s/ Larry L. Helm
Larry L. Helm

/s/ Mark M. Jacobs
Mark M. Jacobs

/s/ Sanjay Bishnoi
Sanjay Bishnoi

{Signature Page to Amendment No. 1 to Letter Agreement}

[Salient Client Accounts Signature Pages Omitted]

{Signature Page to Amendment No. 1 to Letter Agreement}

Acknowledged and agreed

as of the Effective Date:

SUNERGY RENEWALBES, LLC

By:	/s/ Timothy Bridgewater
Name:	Timothy Bridgewater
Title:	Chief Executive Officer and Chief
Financial Officer

{Signature Page to Amendment No. 1 to Letter Agreement}